Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Nasdaq Stock Market, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of The Nasdaq Stock Market, Inc., included in the 2005 Annual Report to Shareholders of The Nasdaq Stock Market, Inc.

Our audits also included the financial statement schedule of The Nasdaq Stock Market, Inc. listed in Item 15(a). This schedule is the responsibility of The Nasdaq Stock Market, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 3, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference, in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-131373) of The Nasdaq Stock Market, Inc.,

(2)	Registration Statement (Form S-8 No. 333-110602) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-106945) pertaining to the Employment Agreement with Robert Greifeld of The Nasdaq Stock Market, Inc.,

(4)	Registration Statement (Form S-8 No. 333-76064) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan.

(5)	Registration Statement (Form S-8 No. 333-72852) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan, and

(6)	Registration Statement (Form S-8 No. 333-70992) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan;

of our report dated March 3, 2006, with respect to the consolidated financial statements of The Nasdaq Stock Market, Inc. incorporated herein by reference, our report dated March 3, 2006, with respect to The Nasdaq Stock Market, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Nasdaq Stock Market, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of The Nasdaq Stock Market, Inc. included in this Annual Report (Form 10-K) of The Nasdaq Stock Market, Inc.

/s/ Ernst & Young LLP

New York, New York
March 15, 2006